                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of VCampus Corporation for the registration of 726,217 shares of its common stock and to the incorporation by reference therein of our report dated March 8, 2001, with respect to the consolidated financial statements and schedules of VCampus Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                            /s/ ERNST & YOUNG LLP


McLean, Virginia
April 27, 2001